EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-59563) of Nielsen Media Research, Inc. of our report dated February 1, 2000, with respect to the consolidated financial statements and schedules of Nielsen Media Research, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


ERNST & YOUNG LLP


New York, New York
March 24, 2000